Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Unitholders of Valero Energy Partners LP and

the Board of Directors of Valero Energy Partners GP LLC

We consent to the use of our report dated August 4, 2016, with respect to the consolidated balance sheets of Valero Energy Partners LP and its subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2015 included in its Current Report on Form 8-K dated August 4, 2016 filed with the Securities and Exchange Commission incorporated by reference herein, and our report dated February 26, 2016, with respect to the effectiveness of internal control over financial reporting as of December 31, 2015, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in this Registration Statement (Form S-3) and related Prospectus.

/s/ KPMG LLP

San Antonio, Texas

August 25, 2016